UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2010

CRI HOTEL INCOME PARTNERS, L.P.
(Exact Name of Issuer as Specified in its Charter)

Delaware	33-11096	52-1500621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11200 Rockville Pike
Rockville, MD	20852
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (301) 468-9200

(Former name or former address, of changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐      Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On November 9, 2010, CRI Hotel Income of Minnesota, LLC (“CRI Hotel of Minnesota”) was formed for the purpose of creating a single purpose entity for refinancing the University Days Inn hotel.  CRI Hotel of Minnesota is a wholly-owned subsidiary of CRI Hotel Income Partners, L.P. (the "Partnership").  Capitol Hotel Group, Inc. is a special member of CRI Hotel of Minnesota for bankruptcy protection purposes.   The Partnership contributed the University Days Inn hotel to CRI Hotel of Minnesota in connection with its submission of a mortgage loan application to Franklin National Bank of Minneapolis to refinance the existing mortgage loan on the University Days Inn hotel (the “Refinancing”).  Prior to the Refinancing, the University Days Inn hotel was subject to a mortgage held by Remediation Capital, which included a $2,900,000.00 loan secured by the University Days Inn hotel.  On December 17, 2010, CRI Hotel of Minnesota entered into a Loan Agreement with Franklin National Bank of Minneapolis for the purpose of refinancing the prior loan with Remediation Capital, which was paid off on December 17, 2010.  Pursuant to the Loan Agreement, Franklin National Bank of Minneapolis issued a loan to CRI Hotel of Minnesota in the principal amount of $3,500,000 for a term of three (3) years (the “Loan”).  CRI Hotel of Minnesota executed a promissory note in the principal amount of $3,500,000 in favor of Franklin National Bank of Minneapolis and executed a mortgage and security agreement and related financing documents.  The Loan is secured by the University Days Inn hotel property.  The interest rate for the Loan is seven percent (7%) per year. Principal and interest payments are based upon a 20 year amortization schedule.    A $350,000 environmental escrow reserve account will be established, which will be released when and if the Minnesota Pollution Control Agency issues a No Further Action letter, as previously described in the Partnership's annual and quarterly filings.    Among other things, the Loan Agreement includes a requirement that the borrower maintain a cash flow coverage ratio of 1.25 to 1, imposes restrictions on monthly distributions to the Partnership based on the borrower's level of excess cash flow during the prior month, and contains other covenants and representations, warranties and events of default.  The prior mortgage loan with Remediation Capital was paid off on December 17, 2010 and the $500,000 environmental escrow held by Remediation Capital was returned to the Partnership on December 17, 2010.

The foregoing description is qualified in its entirety by the terms and conditions of the Loan Agreement and the Combination Mortgage, Security Agreement, Assignment of Rents and Fixture Financing Statement which are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated by reference herein.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off
          Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Partnership's direct financial obligations is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

99.1	Loan Agreement dated December 17, 2010, between CRI Hotel Income of Minnesota, LLC and Franklin National Bank of Minneapolis.

99.2
Combination Mortgage, Security Agreement, Assignment of Rents and Fixture Financing Statement dated December, 17, 2010, given by CRI Hotel Income of Minnesota, LLC to Franklin National Bank of Minneapolis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRI HOTEL INCOME PARTNERS, L.P.
(Registrant)

by: CRICO Hotel Associates I, L.P.
General Partner

by: C.R.I., Inc.
Managing General Partner

December 22, 2010	by: /s/ H. William Willoughby
DATE	H. William Willoughby
Director, President, Secretary,
Principal Financial Officer and
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Loan Agreement dated December 17, 2010, between CRI Hotel Income of Minnesota LLC, and Franklin National Bank of Minneapolis.

99.2
Combination Mortgage, Security Agreement, Assignment of Rents and Fixture Financing Statement dated December, 17, 2010, given by CRI Hotel Income of Minnesota, LLC to Franklin National Bank of Minneapolis

3